                                                                     EXHIBIT 5.1

                     [Letterhead of Bell, Boyd & Lloyd LLC]


                               November 12, 2001

divine, inc.
1301 North Elston Avenue
Chicago, Illinois 60622

                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      We have represented divine, inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering under the Act 8,000,000 shares of class A common stock, par value $.001 per share (the "Common Stock"), of the Company owned by a stockholder of the Company (the "Outstanding Shares") and 16,933,301 shares of Common Stock issuable in connection with (i) the exercise of certain warrants to purchase Common Stock issued by the Company (the "Warrants") and (ii) the conversion in to Common Stock of certain promissory notes issued by the Company (the "Notes") (such shares, the "Issuable Shares"). In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates, and other papers, including the Registration Statement and pertinent resolutions of the board of directors of the Company, as we deemed it necessary to examine for the purpose of this opinion.

      Based upon such examination, it is our opinion that, (1) the Outstanding Shares are legally issued, fully paid, and non-assessable shares of Common Stock of the Company, and (2) upon exercise of the Warrants in compliance with all agreements related thereto and upon payment of the exercise price specified therein, and upon conversion of the Notes in compliance with all agreements related thereto, the Issuable Shares issued in respect thereof will be legally issued, fully paid, and non-assessable shares of Common Stock of the Company.

      Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution, and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

      We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.


                                          Very truly yours,


                                          /s/ BELL, BOYD & LLOYD LLC